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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Form S-4 Registration Statement (No. 333-00433).


                                                   /s/ Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
February 29, 1996